UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017
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MANNING & NAPIER, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-35355 (Commission File Number)	45-2609100 (I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450
(Address of principal executive offices and zip code)

(585) 325-6880
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes In Control of Registrant.

The information set forth below under Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference. As a result of the cancellation of the outstanding shares of our Class B common stock, a change in control of the registrant may have been deemed to occur.

Item 8.01. Other Events.

As has been previously disclosed by the registrant, on November 17, 2017, all outstanding shares of the registrant’s Class B common stock were cancelled pursuant to Section 4.05 of the registrant’s amended and restated certificate of incorporation. The cancelled Class B shares will revert to the status of authorized but unissued shares of Class B common stock. The 1000 shares of Class B common stock represented non-economic interests in the registrant; were issued in connection with the registrant’s initial public offering on November 17, 2011, and have been held by William Manning, the registrant’s current chairman and CEO. In addition, due to the Class B share cancellation, the registrant will no longer qualify as a “controlled company” for purposes of certain exemptions from the New York Stock Exchange corporate governance standards.

Notwithstanding the foregoing, the registrant does not view the cancellation of the Class B shares as resulting in a change in control for purposes of the Investment Advisers Act of 1940 or the Investment Company Act of 1940. William Manning continues to privately own approximately 76% of the registrant by virtue of his private ownership of Manning & Napier Group, LLC, and its operating subsidiaries being exchangeable into Class A common stock of the registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: November 22, 2017	By: /s/ Richard B. Yates
Name: Richard B. Yates Title: Chief Legal Officer